Exhibit 99.1

Drew Scientific, Inc. and Subsidiaries

(A Carve-out of Escalon Medical Corp. and Subsidiaries)

A-i

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholder of Drew Scientific, Inc.

We have audited the accompanying consolidated balance sheet of Drew Scientific, Inc. and Subsidiaries (A Carve-out of Escalon Medical Corp. and Subsidiaries) as of June 30, 2012, and the related consolidated statements of operations and comprehensive loss, stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the consolidated financial statements have been derived from the historical financial information recorded in the financial records of Escalon Medical Corp. and Subsidiaries and reflect significant assumptions and allocations. The financial position, results of operations, and cash flows of Drew Scientific, Inc. and Subsidiaries could differ if Drew Scientific, Inc. and Subsidiaries had operated autonomously of Escalon Medical Corp and Subsidiaries.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Drew Scientific, Inc. and Subsidiaries (A Carve-out of Escalon Medical Corp. and Subsidiaries) as of June 30, 2012, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MAYER HOFFMAN McCANN, P.C.

Plymouth Meeting, Pennsylvania

March 29, 2013

A-1

DREW SCIENTIFIC, INC. AND SUBSIDIARIES

(A Carve-out of Escalon Medical Corp. and Subsidiaries)

CONSOLIDATED BALANCE SHEET

June 30, 2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$262,681
Accounts receivable, net of allowance for doubtful accounts of $366,042	1,554,544
Inventory, net of allowances of $180,705	2,348,358
Prepaid expenses and other current assets	109,823
Total current assets	4,275,406

NONCURRENT ASSETS
Property and equipment, net of accumulated depreciation of $556,276	557,654
Long-term accounts receivable	68,707
Customer lists, net of accumulated amortization of $930,423	530,974
Patents, net of accumulated amortization of $116,720	7,368
Trademarks and tradenames	89,000
Goodwill	93,181
Total noncurrent assets	1,346,884

Total assets	$5,622,290

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$690,721
Accrued expenses	677,817
Deferred service contracts and other deferred revenue	330,710
Total liabilities	1,699,248

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
Common stock, par value of $.01, 1,000 shares authorized, 1 share issued and outstanding	-
Additional paid-in capital	31,582,792
Accumulated deficit	(27,144,128)
Accumulated other comprehensive loss	(515,622)
Total Stockholder's Equity	3,923,042
$5,622,290

The accompanying notes to consolidated financial statements are an integral part of these statements.

A-2

DREW SCIENTIFIC, INC. AND SUBSIDIARIES

(A Carve-out of Escalon Medical Corp. and Subsidiaries)

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Year Ended June 30, 2012

NET REVENUE	$12,984,994

COST OF SALES	9,416,085

Gross profit	3,568,909

OPERATING EXPENSES
Marketing, general and administrative	4,001,242
Research and development	476,210

Total operating expenses	4,477,452

Loss from operations	(908,543)

OTHER EXPENSES, NET
Interest expense, net of interest income of $24	(4,825)
Loss on disposal of assets	(86,885)

Total other expenses	(91,710)

Loss before income taxes	(1,000,253)

PROVISION FOR INCOME TAXES	-

Net loss	(1,000,253)

OTHER COMPREHENSIVE INCOME-FOREIGN CURRENCY TRANSLATION ADJUSTMENT	115,898

Total comprehensive loss	$(884,355)

The accompanying notes to consolidated financial statements are an integral part of these statements.

A-3

DREW SCIENTIFIC, INC. AND SUBSIDIARIES

(A Carve-out of Escalon Medical Corp. and Subsidiaries)

CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

For the Year Ended June 30, 2012

					Accumulated	Total
	Common Stock		Additional	Accumulated	Other	Stockholder's
	Shares	Amount	Paid-in Capital	Deficit	Comprehensive Loss	Equity

Balance as of June 30, 2011	1	$-	$32,961,435	$(26,143,875)	$(631,520)	$6,186,040

Net loss for the year	-	-	-	(1,000,253)	-	(1,000,253)

Net effect of intercompany activity (treated as additional paid-in capital)	-	-	(1,378,643)	-	-	(1,378,643)

Foreign currency translation adjustment	-	-	-	-	115,898	115,898

Balance as of June 30, 2012	1	$-	$31,582,792	$(27,144,128)	$(515,622)	$3,923,042

The accompanying notes to consolidated financial statements are an integral part of these statements.

A-4

DREW SCIENTIFIC, INC. AND SUBSIDIARIES

(A Carve-out of Escalon Medical Corp. and Subsidiaries)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended June 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,000,253)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	154,894
Amortization of intangible assets	295,816
Net increase in allowance for doubtful accounts	51,073
Net decrease in inventory allowance	(1,427,870)
Loss on disposal of assets	86,885
Changes in operating assets and liabilities:
Accounts receivable	128,518
Inventory	3,136,789
Prepaid expenses and other current assets	(35,154)
Accounts payable	(297,302)
Deferred service contracts and other deferred revenue	(121,929)
Accrued expenses	(7,511)
Net cash provided by operating activities	963,956

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(59,924)

CASH FLOWS FROM FINANCING ACTIVITIES
Net intercompany activity treated as additional paid-in capital	(1,378,643)

EFFECT OF EXCHANGE RATE ON FOREIGN CURRENCY TRANSACTIONS	145,369

NET DECREASE IN CASH AND CASH EQUIVALENTS	(329,242)
CASH AND CASH EQUIVALENTS, beginning of year	591,923
CASH AND CASH EQUIVALENTS, end of year	$262,681

SUPPLEMENTAL DISCLOSURE
Interest paid	$4,849

Non-cash item: Accrued expenses incurred in connection with the acquisition of equipment	$235,000

The accompanying notes to consolidated financial statements are an integral part of these statements.

A-5

Drew Scientific, Inc. and Subsidiaries (A Carve-out of Escalon Medical Corp. and Subsidiaries) Notes to Consolidated Financial Statements

1. Basis of Presentation and Organization

Drew Scientific, Inc. is a Texas corporation and a wholly-owned subsidiary of Escalon Medical Corp. (“Escalon”). Prior to the sale described below, Drew Scientific, Inc., (the “Seller”) formed a subsidiary, Drew Scientific, Inc., a Delaware corporation (collectively “Drew” or the “Company”), for the purpose of effectuating a sale of certain assets and liabilities to ERBA Diagnostics, Inc. (“ERBA”), an unrelated party. On the date of the sale, the Seller changed its name to DS Transition, Inc. as the sale to ERBA included the Drew Scientific, Inc. name. Immediately prior to the sale, the Seller transferred certain assets and liabilities into the newly formed Drew entity. The assets and liabilities included those of the Seller as well as the Seller’s two wholly-owned subsidiaries, JAS Diagnostics, Inc. ("JAS") and Drew Scientific Limited Co. On October 3, 2012, ERBA acquired Drew and its two wholly-owned subsidiaries for $6,500,000 payable in cash at closing.

In accordance with the Stock Purchase Agreement (“SPA”) dated as of October 3, 2012, all assets and liabilities with respect to BH Holdings, S.A.S. ("BHH"), a wholly-owned subsidiary of the Seller, and certain assets and liabilities of Biocode Hycel (“Biocode”), acquired by BHH in December 2008, were excluded from the sale to ERBA. Accordingly, no transactions related to BHH and Biocode have been included in the accompanying consolidated financial statements of Drew as of June 30, 2012 and the fiscal year then ended. The excluded amounts consist of: (i) net loss of approximately $3.3 million; (ii) BHH debt with an approximate principal balance of $4.2 million (plus accrued interest) and (iii) accrued lease termination costs of approximately $338,000.

The balance sheet, statement of operations and comprehensive loss, stockholder’s equity and cash flows have been carved-out from the historical financial information recorded in the financial records of Escalon and are intended to represent the operations of Drew. Wherever possible, account balances and specific amounts that directly related to the Company were allocated directly to these financial statements, including the specific identification from the Company’s historical records for revenues, cost of sales, operating expenses and other expenses. Given the nature of the expenses and the allocation process, actual expenses incurred with an unrelated party may differ from those presented.

During the fiscal year ended June 30, 2012, expenses aggregating approximately $1,150,000 have been allocated from Escalon to Drew. These expenses are included in operating expenses in the accompanying consolidated statement of operations and comprehensive loss. Escalon also incurred various corporate expenses (executive compensation and benefits, professional fees and other headquarter expenses) on behalf of Drew and its other subsidiaries that were not specifically allocated among the entities, including Drew and its subsidiaries.

The stockholder’s equity section of the financial statements comprises the excess of Drew’s assets over its liabilities. The additional paid-in capital comprises expense allocations, cash transfers between Drew and Escalon and settlement of intercompany and interdivisional transactions. Accumulated deficit comprises historical net income and losses of the Company. All significant intercompany balances and transactions between Drew and its subsidiaries have been eliminated in the carve-out process.

Earnings per share have not been calculated as Drew only has one outstanding share of common stock.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These financial statements may not necessarily be indicative of the results that would have been attained if Drew had been operated with no affiliation or support from Escalon.

Description of Business

The Company operates in the healthcare industry as the Escalon Clinical Diagnostics Business of Escalon. Drew is a diagnostics company specializing in the design, manufacture and distribution of instruments for blood cell counting and blood analysis, focused on providing instrumentation and consumables for physician offices and veterinary office laboratories. Drew also supplies the reagent and other consumable materials needed to operate the instruments. JAS specializes in the manufacture of a broad range of liquid stable, diagnostics chemistry reagents used in diabetes testing. Many of these reagents are single-vial stable which offer ease of use, increased speed of results and extended on-board stability. Drew Scientific Limited Co. operates a similar business in the United Kingdom. The Company has decided to close this facility in late March 2013; See Note 9 (“Subsequent Events”).

A-6

Drew Scientific, Inc. and Subsidiaries (A Carve-out of Escalon Medical Corp. and Subsidiaries) Notes to Consolidated Financial Statements

2. Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of reporting cash flows, the Company considers all cash accounts and highly liquid investments with original maturities of 90 days or less to be cash and cash equivalents. From time to time cash balances exceed Federal insurance limits.

Revenue Recognition

The Company recognizes revenue from the sale of its products at the time of shipment, when title and risk of loss transfer. The Company provides products to its distributors at agreed upon wholesale prices and to its other customers at set retail prices. Distributors can receive discounts for accepting high volume shipments. The discounts are reflected immediately in the invoice price, which is the basis for revenue recognition. No further material discounts or sales incentives are given. Provision has been made for estimated sales returns based on historical experience.

The Company’s considerations for recognizing revenue upon shipment of product are based on the following:

•	Persuasive evidence that an arrangement (purchase order and sales invoice) exists between a willing buyer (distributor) and the Company that outlines the terms of the sale (company information, quantity of goods, purchase price and payment terms). The buyer (distributor) does not have a right of return.
•	Shipping terms are ex-factory shipping point, i.e., at the time that the product leaves the shipping dock, the buyer (distributor) takes title to the goods and is responsible for all risks and rewards of ownership, including insuring the goods as necessary.
•	The Company’s price to the buyer (distributor) is fixed and determinable as specifically outlined on the sales invoice. The sales arrangement does not have customer cancellation or termination clauses.
•	The buyer (distributor) places a purchase order with the Company and the terms of the sale are cash, COD or credit. Customer credit is determined based on the Company’s policy and procedures related to the buyer’s (distributor’s) creditworthiness. Based on this determination, the Company believes that collectibility is reasonably assured.

Accounts Receivable Concentration

One customer represented approximately twelve percent (12%) of the Company’s consolidated revenues for the fiscal year.

Shipping and Handling Revenues and Costs

Shipping and handling revenues are included in product revenue and the related costs are included in cost of sales.

A-7

Drew Scientific, Inc. and Subsidiaries (A Carve-out of Escalon Medical Corp. and Subsidiaries) Notes to Consolidated Financial Statements

Inventory

Raw materials, work in process and finished goods are recorded at the lower of cost (first-in, first-out) or market. The composition of inventory is as follows as of June 30, 2012:

Raw materials	$1,482,161
Work in process	137,899
Finished goods	728,298
Total inventory	$2,348,358

Valuation allowance activity for the fiscal year ended June 30, 2012 is as follows:

Balance, July 1, 2011	$1,608,575
Provision for valuation allowance	42,111
Write offs	(1,469,981)
Balance, June 30, 2012	$180,705

Accounts Receivable

Accounts receivable are recorded at net realizable value. The Company performs ongoing credit evaluations of customers’ financial condition and does not require collateral for accounts receivable arising in the normal course of business. The Company maintains allowances for potential credit losses based on the Company’s historical trends, specific customer issues and current economic trends. Accounts are written off when they are determined to be uncollectible based on management’s assessment of individual accounts. Allowance for doubtful accounts activity for the fiscal year ended June 30, 2012 is as follows:

Balance, July 1, 2011	$314,969
Provision for bad debts	60,384
Write offs	(9,311)
Balance, June 30, 2012	$366,042

Property and Equipment

Property and equipment is recorded at cost. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful life of the asset or lease term. Depreciation on property and equipment is recorded using the straight-line method over the estimated economic useful life of the related assets. Estimated useful lives are generally 3 to 5 years for computer equipment, 5 to 7 years for furniture and fixtures, 5 years for leasehold improvements, and 5 to 10 years for production and test equipment. Depreciation and amortization expense for the fiscal year ended June 30, 2012 was $154,894.

Property and equipment consist of the following as of June 30, 2012:

Equipment	$986,159
Furniture and fixtures	12,857
Leasehold improvements	114,914
1,113,930
Less accumulated depreciation and amortization	(556,276)
$557,654

A-8

Drew Scientific, Inc. and Subsidiaries (A Carve-out of Escalon Medical Corp. and Subsidiaries) Notes to Consolidated Financial Statements

During the fiscal year ended June 30, 2012 approximately $781,000 of property and equipment and accumulated depreciation of approximately $694,000 were abandoned resulting in a loss of approximately $87,000 as presented on the accompanying consolidated statement of operations and comprehensive loss.

Long-lived Assets

Long-lived assets and certain identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset’s value is impaired if management’s estimate of the aggregate future cash flows, undiscounted and without interest charges, to be generated by the asset are less than the carrying value of the asset. Such cash flows consider factors such as expected future operating income and historical trends, as well as the effects of demand and competition. To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount of the asset over the fair value of the asset. Such estimates require the use of judgment and numerous subjective assumptions, which if actual experience varies, could result in material differences in the requirements for impairment charges.

Intangible Assets

The Company follows Financial Accounting Standards Board (“FASB”) issued authoritative guidance for recording goodwill and other intangible assets, which discontinues the amortization of goodwill and identifiable intangible assets that have indefinite lives. In accordance with FASB issued authoritative guidance, goodwill and identifiable intangible assets that have indefinite lives are tested for impairment on an annual basis.

Accrued Warranties

The Company provides a limited one year warranty against manufacturer’s defects on its products sold to customers. The Company’s standard warranties require the Company to repair or replace, at the Company’s discretion, defective parts during such warranty period. The Company accrues for its product warranty liabilities based on estimates of costs to be incurred during the warranty period, using historical repair information for warranty costs.

Research and Development

All research and development costs, such as payroll, consulting fees, materials and certain warehouse expenses incurred in the development of new products or revisions of current products, are charged to operations as incurred.

Advertising Costs

Advertising costs are charged to operations as incurred. Advertising expense for the fiscal year ended June 30, 2012 was $5,267.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

The Company follows the FASB issued authoritative guidance for accounting for income taxes which provides a comprehensive model for the recognition, measurement, and disclosure in financial statements of uncertain income tax positions that a company has taken or expects to take on a tax return. In accordance with FASB Accounting Standards Codification ("ASC") 740-10, a company can recognize the benefit of an income tax position only if it is more likely than not (greater than 50%) that the tax position will be sustained upon tax examination, based solely on the technical merits of the tax position. Otherwise, no benefit can be recognized. The tax benefits recognized are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. Additionally, companies are required to accrue interest and related penalties, if applicable, on all tax exposures for which reserves have been established consistent with jurisdictional tax laws. The Company has elected to recognize interest expense and penalties, if any, related to uncertain tax positions as a component of its provision for income taxes.

A-9

Drew Scientific, Inc. and Subsidiaries (A Carve-out of Escalon Medical Corp. and Subsidiaries) Notes to Consolidated Financial Statements

Comprehensive Income (Loss)

The Company reports comprehensive income (loss) in accordance with the FASB issued authoritative guidance which establishes standards for reporting comprehensive income (loss) and its component in financial statements. Comprehensive income (loss), as defined, includes all changes in equity during a period from non-owner sources.

Foreign Currency Translation and Transactions

The Company translates the assets and liabilities of international subsidiaries into U.S. dollars at the current rates of exchange in effect as of each balance sheet date. Revenues and expenses are translated using average rates in effect during the period. Gains and losses from translation adjustments are included in accumulated other comprehensive loss on the consolidated balance sheet. Foreign currency transaction gains or losses are recognized in current operations and have not been significant to the Company’s operating results in any period. In addition, the effect of foreign currency rate changes on cash and cash equivalents has not been significant in any period.

Fair Value Measurements

On July 1, 2008, the Company adopted the FASB-issued authoritative guidance for the fair value of financial assets and liabilities. This standard defines fair value and establishes a hierarchy for reporting the reliability of input measurements used to assess fair value for all assets and liabilities. The FASB issued authoritative guidance defines fair value as the selling price that would be received for an asset, or paid to transfer a liability, in the principal or most advantageous market on the measurement date. The hierarchy established prioritizes fair value measurements based on the types of inputs used in the valuation technique. The inputs are categorized into the following levels:

Level 1—Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2—Directly or indirectly observable inputs for quoted and other than quoted prices for identical or similar assets and liabilities in active or non-active markets.

Level 3—Unobservable inputs not corroborated by market data, therefore requiring the entity to use the best information available in the circumstances, including the entity’s own data.

Certain financial instruments are carried at cost on the consolidated balance sheet, which approximate fair value due to their short-term, highly liquid nature. These instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and deferred service contracts and other deferred revenue.

Stockholder’s equity

Transactions and balances reflected in additional paid-in capital include (1) the original investments in Drew and its subsidiaries, (2) the difference between all costs and expenses paid by Escalon or its affiliates and (3) all cash transferred to or from Escalon by Drew since inception. Certain transactions between Drew and Escalon affiliates are settled through the additional paid-in capital account. Accumulated deficit comprises historical net losses of the Company.

Subsequent Events

The Company has evaluated subsequent events through March 29, 2013, which is the date the consolidated financial statements were available to be issued. See Note 9 (“Subsequent Events”).

Recently Issued Accounting Standards

In December 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-12 “Comprehensive Income:  Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Guidance No. 2011-05” (“ASU 2011-12”). This guidance is a deferral of the effective date pertaining to reclassification adjustments out of accumulated other comprehensive income in ASU 2011-05. FASB is to going to reassess the costs and benefits of those provisions in ASU 2011-05 related to reclassifications out of accumulated other comprehensive income. Due to the time required to properly make such a reassessment and to evaluate alternative presentation formats, the FASB decided that it is necessary to reinstate the requirements for the presentation of reclassifications out of accumulated other comprehensive income that were in place before the issuance of ASU 2011-05. All other requirements in ASU 2011-05 are not affected by this guidance, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. The Company implemented the new guidance effective January 1, 2011. The provisions of this guidance did not have a material impact on the Company’s financial statements.

A-10

Drew Scientific, Inc. and Subsidiaries (A Carve-out of Escalon Medical Corp. and Subsidiaries) Notes to Consolidated Financial Statements

In July 2012, the FASB issued ASU 2012-02 “Intangibles-Goodwill and Other.” This guidance relates to testing indefinite-lived assets for impairment and will give entities an option not to calculate annually the fair value of an indefinite-lived intangible asset if the entity determines that it is not more likely than not that the asset is impaired. This type of assessment based on qualitative factors is similar to the goodwill impairment testing in ASU 2011-08 “Intangibles-Goodwill and Other: Testing Goodwill for Impairment”. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. These new requirements are not expected to have a material impact on the Company’s consolidated financial statements.

3. Intangible Assets

Goodwill and Trademarks and Trade Names

Goodwill (balance of $93,181 as of June 30, 2012) and trademarks and trade names (aggregate balance of $89,000 as of June 30, 2012) represent intangible assets obtained from the acquisition of JAS in May 2008. Goodwill represents the excess of purchase price over the fair value of net assets acquired.

The Company adopted FASB authoritative guidance effective July 1, 2001 for goodwill and identified intangible assets that have indefinite lives. These assets are no longer amortized but reviewed for impairment annually or more frequently if certain indicators arise.

In accordance with authoritative guidance, the Company does not amortize goodwill and identifiable intangible assets that have indefinite lives. Intangible assets that have finite lives continue to be amortized over their estimated useful lives. Management has evaluated the carrying value of goodwill and its identifiable intangible assets that have indefinite lives during the fiscal year ended June 30, 2012, utilizing discounted cash flows of the respective business units. After evaluating the Company’s discounted cash flow, management concluded that the carrying value of goodwill and identifiable intangible assets was not impaired as of June 30, 2012. In accordance with FASB ASC 350-20, these intangible assets will continue to be assessed on an annual basis and impairment, if any, would be recorded as a charge against income from operations.

The authoritative guidance makes use of the concept of reporting units. All acquisitions must be assigned to a reporting segment or unit. Reporting units have been defined under the standards to be the same as or one level below an operating segment, as defined by FASB issued authoritative guidance related to disclosures about segments of an enterprise and related information.

Customer Lists

The Company recorded the value of customer lists as intangible assets as part of the acquisition of JAS. The valuation was based on the fair market value of these assets at the time of acquisition. These assets are amortized over their five-year estimated useful life on a straight-line basis from the date of acquisition. As of June 30, 2012, the gross aggregate carrying value and accumulated amortization were $1,461,397 and $930,423, respectively. Amortization expense for the fiscal year ended June 30, 2012 was $277,666.

Amortization expense is estimated to be approximately $278,000 and $253,000 in fiscal years 2013 and 2014, respectively, at which time the assets will be fully amortized.

Patents

During the year ended June 30, 2011, Escalon transferred to the Company patents with a net book value of $25,518 (cost of $124,088 less accumulated amortization of $98,570). It is the Company’s practice to seek patent protection on processes and products in various countries. Patent application costs are capitalized and amortized over their estimated useful lives, not exceeding 17 years, on a straight-line basis from the date the related patents are issued. Costs associated with patents no longer being pursed are expensed. Amortization expense for the fiscal year ended June 30, 2012 was $18,150. These patent costs are expected to be fully amortized during fiscal year 2013.

A-11

Drew Scientific, Inc. and Subsidiaries (A Carve-out of Escalon Medical Corp. and Subsidiaries) Notes to Consolidated Financial Statements

4. Accrued Expenses

The following table presents accrued expenses as of June 30, 2012:

Accrued compensation	$183,456
Accrued warranty costs	50,000
Accrued real estate taxes	183,288
Other accruals	261,073
Total accrued expenses	$677,817

Accrued compensation as of June 30, 2012 primarily relates to payroll, bonus and vacation accruals and payroll tax liabilities.

5. Income Taxes

For the fiscal year ended June 30, 2012, there are no net Federal, state or foreign current or deferred income tax provisions or credits. Total deferred taxes of $468,000 (Federal of $379,000 and state of $89,000) have been reduced by a 100% valuation allowance.

Income tax expense as a percentage of (loss) for the fiscal year ended June 30, 2012 differs from the statutory federal income tax rate due to the following:

Statutory federal income tax rate	(34.00)%
Increase in deductible timing differences	34.00%

Effective income tax rate	0.00%

As of June 30, 2012, the Company had deferred income tax assets of $532,381, deferred income tax liability of $28,789 and a comparable valuation allowance of $503,592. The valuation allowance is based on uncertainty with respect to the ultimate realization of the deferred income tax assets. The components of the net deferred income tax assets as of June 30, 2012 are as follows:

Deferred income tax assets:
Allowance for doubtful accounts	$124,454
Accrued vacation	42,555
Inventory reserve	61,439
Accelerated amortization of goodwill and other intangible assets	226,073
Deferred revenue	60,860
Warranty reserve	17,000
Total deferred income tax assets	532,381
Valuation allowance	(503,592)
Subtotal	28,789
Deferred income tax liability:
Accelerated depreciation	(28,789)
Net deferred income taxes	$0

A-12

Drew Scientific, Inc. and Subsidiaries (A Carve-out of Escalon Medical Corp. and Subsidiaries) Notes to Consolidated Financial Statements

As of June 30, 2012, the Company has a valuation allowance of $503,592. The valuation allowance is a result of management evaluating its estimates of the future net operating losses available to the Company as they relate to the results of operations of acquired businesses subsequent to their being acquired by the Company. The Company evaluates a variety of factors in determining the amount of the valuation allowance, including the Company’s earnings history, the number of years the Company’s operating loss and tax credits can be carried forward, the existence of taxable temporary differences, and near-term earnings expectations. Future reversal of the valuation allowance will be recognized either when the benefit is realized or when it has been determined that it is more likely than not that the benefit will be realized through future earnings. The above assets do not include the deferred income tax asset for any net operating loss carryforward that would be attributable to Drew. Such amounts are accounted for by Escalon on a consolidated basis and no portion is included in the assets sold to ERBA.

The Company continues to monitor the realization of its deferred tax assets based on changes in circumstances, for example, recurring periods of income for tax purposes following historical periods of cumulative losses or changes in tax laws or regulations. The Company’s income tax provision and management’s assessment of the realizability of the Company’s deferred tax assets involve significant judgments and estimates. If taxable income expectations change, in the near term the Company may be required to reduce the valuation allowance which would result in a benefit to the Company’s results of operations in the period in which the benefit is determined by the Company.

Effective July 1, 2007, the Company adopted the FASB authoritative guidance which prescribes a model for the recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest, penalties, disclosure and transition. Implementation of the FASB authoritative guidance did not result in a cumulative effect adjustment to retained earnings. With few exceptions, the Company is no longer subject to audits by tax authorities for tax years prior to 2008. However, to the extent allowed by law, the tax authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss amount. At June 30, 2012, the Company did not have any significant unrecognized tax positions.

The Company has provided what it believes to be an appropriate amount of tax for items that involve interpretation to the tax law. However, events may occur in the future that will cause the Company to reevaluate the current provision and may result in an adjustment to the liability for taxes.

6. Commitments and Contingencies

Commitments

The Company leases its manufacturing, research and corporate office facilities and certain equipment under non-cancelable operating lease arrangements. The future annual amounts to be paid under these arrangements as of June 30, 2012 are as follows:

2013	$227,345
2014	142,712
2015	20,843
2016	21,105
2017	21,105
Thereafter	8,794
Total	$441,904

Rent expense for the fiscal year ended June 30, 2012 was $294,509, including equipment and property rent.

Legal Proceedings

The Company, from time to time, is involved in various legal proceedings and disputes that arise in the normal course of business. These matters have included intellectual property disputes, contract disputes, employment disputes and other matters. The Company does not believe that the resolution of any of these matters has had or is likely to have a material adverse impact on the Company’s business, financial condition or results of operations.

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Drew Scientific, Inc. and Subsidiaries (A Carve-out of Escalon Medical Corp. and Subsidiaries) Notes to Consolidated Financial Statements

Other

Certain of the Company’s accounts receivable are collateral for certain payables to related parties on Escalon’s consolidated financial statements.

7. Retirement Plans

Drew adopted a 401(k) retirement plan effective on July 1, 1995 for Drew’s United States employees. Company contributions are discretionary, and no contributions have been made since Drew was acquired by Escalon on July 23, 2004. The Company also has two defined contribution retirement plans which became effective November 24, 2002 and February 1, 1992. These plans have continued subsequent to the acquisition and are available only to Drew’s United Kingdom employees. There were no Drew contributions for the fiscal year ended June 30, 2012.

8. Closing of Dallas Facility

Drew has committed to a plan to outsource all of its instrument manufacturing and to close its manufacturing facility in Dallas, Texas. During the fiscal year ended June 30, 2012, the manufacturing of certain of its instruments (the DS5 and the DS360) were successfully outsourced to an equipment manufacturer in Missouri.

9. Subsequent Events

In January 2013, management of the Company decided to cease operations at its facility in Dallas, Texas effective in late June 2013. The Company estimates that termination costs, including lease buy-out, severance, relocation and recruiting costs will approximate $293,000.

In December 2012, management of the Company decided to cease operations at its facility in the United Kingdom, effective in late March 2013. The Company estimates that termination costs, including lease buy-out, severance, relocation and recruiting costs will approximate $175,000.

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